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                                                                    EXHIBIT 99.2



     ONE PRICE CLOTHING STORES FILES REQUIRED STATEMENT OF FINANCIAL AFFAIRS

         Duncan, SC, April 28, 2004 - One Price Clothing Stores, Inc. (the "Company"), announced today that on April 21, 2004, it and its wholly-owned operating subsidiaries, One Price Clothing Stores of Puerto Rico, Inc. and One Price Clothing - U.S. Virgin Islands, Inc., each filed, individually, a Statement of Financial Affairs with the U.S. Bankruptcy Court for the Southern District of New York, as required by the Chapter 11 bankruptcy process.

         The summary page of the Company's Statement of Financial Affairs was filed as an exhibit to the Company's Current Report on Form 8-K filed today with the Securities and Exchange Commission (the "SEC"). The Company's Form 8-K may be accessed through the SEC's electronic database, located at www.sec.gov/edgar.shtml.